As filed with the Securities and Exchange Commission on May 25, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CEPHALON, INC.
(Exact name of issuer as specified in its charter)

Delaware	23-2484489
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation of organization)

41 Moores Road
Frazer, Pennsylvania 19355
(Address of principal executive offices)

CEPHALON, INC. 2004 EQUITY COMPENSATION PLAN
(Full title of the plan)

John E. Osborn, Esq.
Executive Vice President, General Counsel & Secretary
Cephalon, Inc.
41 Moores Road
Frazer, PA 19355
(Name and address of agent for service)

(610) 344-0200
(Telephone number, including area code, of agent for service)

Copy to:
Pran Jha, Esq.
Sidley Austin LLP
One South Dearborn
Chicago, IL 60603
(312) 853-7000

CALCULATION OF REGISTRATION FEE

Title of class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum Aggregate offering price (2)	Amount of registration fee
Common stock, $0.01 par value (3)	1,750,000 shares	$56.90	$99,575,000	$10,654.53

(1)             Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends and similar anti-dilution provisions.

(2)             Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for purposes of calculating the registration fee, based upon the average of the high and low sales price for a share of Common Stock on May 22, 2006, as reported on the Nasdaq National Market.

(3)             Each share of the registrant’s common stock includes one preferred share purchase right pursuant to the Second Amended and Restated Rights Agreement dated October 27, 2003 between Cephalon, Inc. and StockTrans, Inc., as Rights Agent.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This registration statement on Form S-8 relates to the registration of an additional 1,750,000 shares of Common Stock, $.01 par value, of the Registrant. The shares are securities of the same class and relating to the same employee benefit plan, the Cephalon, Inc. 2004 Equity Compensation Plan (previously known as the Cephalon, Inc. 1995 Equity Compensation Plan), as those shares registered in the Registrant’s registration statement on Forms S-8, previously filed with the Securities and Exchange Commission on March 28, 1996, December 23, 1998, October 29, 1999, May 28, 2002, June 13, 2003 and August 27, 2004. The earlier registration statements on Form S-8 (Registration Nos. 333-02888, 333-69591, 333-89909, 333-89230, 333-106112 and 333-118611) are hereby incorporated by reference.

Item 8.                    Exhibits.

The Exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frazer, Commonwealth of Pennsylvania, on this 25th day of May 2006.

CEPHALON, INC.

By:	/s/ Frank Baldino, Jr.
Frank Baldino, Jr., Ph.D.
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frank Baldino, Jr. and John E. Osborn, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, including any filings under Rule 462 promulgated under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 25th day of May 2006.

/s/ Frank Baldino, Jr.	Chairman, President and Chief Executive	May 25, 2006
Frank Baldino, Jr., Ph.D.	Officer (Principal Executive Officer)

/s/ J. Kevin Buchi	Executive Vice President and Chief Financial	May 25, 2006
J. Kevin Buchi	Officer (Principal Financial Officer and
Principal Accounting Officer)

/s/ William P. Egan	Director	May 25, 2006
William P. Egan

/s/ Martyn D. Greenacre	Director	May 25, 2006
Martyn D. Greenacre

/s/ Vaughn M. Kailian	Director	May 25, 2006
Vaughn M. Kailian

/s/ Kevin E. Moley	Director	May 25, 2006
Kevin E. Moley

/s/ Charles A. Sanders	Director	May 25, 2006
Charles A. Sanders, M.D.

/s/ Gail R. Wilensky	Director	May 25, 2006
Gail R. Wilensky, Ph.D.

/s/ Dennis L. Winger	Director	May 25, 2006
Dennis L. Winger

Exhibit Index

Exhibit Number	Exhibit
4.1	Restated Certificate of Incorporation, as amended (filed as Exhibit 3.1 to Cephalon’s Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and incorporated herein by reference).

4.2

Certificate of Amendment to the Restated Certificate of Incorporation as filed with the Secretary of State of Delaware on May 16, 2002 (filed as Exhibit 3.1 to Cephalon’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 and incorporated herein by reference).

4.3	Bylaws, as amended and restated (filed as Exhibit 3.2 to Cephalon’s Current Report on Form 8-K filed October 21, 2005 and incorporated herein by reference).

4.4

Specimen copy of stock certificate for shares of Common Stock (filed as Exhibit 4.1 to Cephalon’s Annual Report on Form 10-K for the fiscal year ended December 31, 1993 and incorporated herein by reference).

4.5

Second Amended and Restated Rights Agreement, dated as of October 27, 2003 between Cephalon, Inc. and StockTrans, Inc. as Rights Agent (filed as Exhibit 1 to Cephalon’s Form 8-A12G/A filed on October 27, 2003 and incorporated herein by reference).

4.6

Cephalon, Inc. 2004 Equity Compensation Plan, as amended and restated (filed as Exhibit 99.1 to Cephalon’s Registration Statement on Form S-8 (Registration No. 333-106112) filed on June 13, 2003 and incorporated herein by reference).

4.7

Amendment 2004 — 1 to the Cephalon, Inc. 2004 Equity Compensation Plan, effective as of May 13, 2004 (filed as Exhibit 99.1 to Cephalon’s Registration Statement on Form S-8 (Registration No. 333-118611) filed on August 27, 2004 and incorporated herein by reference).

4.8

Amendment 2006 — 1 to the Cephalon, Inc. 2004 Equity Compensation Plan, effective as of May 17, 2006 (filed as Exhibit 10.1 to Cephalon’s Current Report on Form 8-K filed on May 17, 2006 and incorporated herein by reference).

5.1*	Opinion of Sidley Austin LLP.

23.1	Consent of Sidley Austin LLP (included in its opinion filed as Exhibit 5.1 hereto).

23.2*	Consent of PricewaterhouseCoopers LLP, Philadelphia, PA.

23.3*	Consent of PricewaterhouseCoopers LLP, London, England.

24.1*	Power of Attorney (included on signature page of this Registration Statement).

*                                         Filed herewith.